                                                                   Exhibit 10.14

              AMENDMENT TO LICENSE AND SPONSORED RESEARCH AGREEMENT

         WHEREAS, Duke University, a North Carolina not-for-profit corporation, (hereinafter called the "LICENSOR"), having its principal office at Durham, North Carolina 27708, and Microlslet Pharmaceutical, Inc. a corporation organized under the laws of California (hereinafter called the "LICENSEE"), having its principal office at 10555 Science Center Drive, Suite B, San Diego, CA 92121 entered into a License and Sponsored Research Agreement dated 15 September 1998 [Duke University Office of Science & Technology Agreement # 495, herein after the "LICENSE"]; and

         WHEREAS, Article 3.05 of the LICENSE called for LICENSEE to inform LICENSOR within thirty (30) days of receipt of certain information if LICENSEE wished to initiate the RESEARCH PROGRAM described In Article 3 and Exhibit B of the LICENSE; and

         WHEREAS, Article 3.05 of the LICENSE also called for LICENSEE to reimburse LICENSOR for expenses incurred by LICENSOR in obtaining the information specified in said Article 3.05; and

         WHEREAS, LICENSOR has provided LICENSEE with the information specified in said Article 3.05 and has also invoiced LICENSEE for said expenses; and

         WHEREAS, LICENSEE has now informed LICENSOR that it wishes to proceed with a modified research program that differs substantially from the RESEARCH PROGRAM specified in the LICENSE; and

         WHEREAS, the LICENSEE will reimburse LICENSOR for the expenses incurred by LICENSOR in providing the information specified in Article 3.05 of the LICENSE; and

         WHEREAS, LICENSOR and LICENSEE now wish to amend the LICENSE to provide for the modified RESEARCH PROGRAM, including the delay in starting the RESEARCH PROGRAM, and to activate the LICENSE by initiating the RESEARCH PROGRAM; and

         WHEREAS, LICENSEE now wishes to be bound by the terms and conditions of the LICENSE;

         THEREFORE, LICENSEE and LICENSOR agree as follows:

1.   The parties agree that LICENSOR has provided the information required under
     Article 3.05.a of the LICENSE and also that, in executing this Amendment, the LICENSEE is notifying LICENSOR that LICENSEE shall proceed to sponsor the RESEARCH PROGRAM.

2. The parties agree that Article 1.01.c of the LICENSE shall be amended to read:
     1.01.c "EFFECTIVE DATE" shall mean the date that LICENSOR receives from LICENSEE the last of the following payments: (a) a check in an amount of eight thousand six hundred three dollars and eighty four cents [$8603.44] as reimbursement for expenses specified in invoices #3860 and # 3748 previously sent to LICENSEE by LICENSOR; and (b) the stock specified in
     Article 4.01.c herein; and (c) the first payment for the RESEARCH PROGRAM specified in Article 3.04 herein.

3. The parties agree that Article 3.04 of the LICENSE shall be amended to read:
     3.04 - Budget. In consideration of the foregoing, and as more specifically provided in the budget included as Exhibit B, LICENSEE will pay LICENSOR for all direct and indirect costs incurred in the performance of the research as set forth in the STATEMENT, a total not to exceed one hundred eighty nine thousand four hundred and eight dollars [$189,408]. An initial payment of forty-one thousand six hundred sixty eight dollars [$41,668] shall be made to LICENSEE to initiate the RESEARCH PROGRAM. The remaining balance of funds due, one hundred forty-seven thousand seven hundred and forty dollars [$147,740] shall be paid to LICENSEE in five payments of twenty-nine thousand five hundred forty eight dollars ($29,548) each. Such payments shall be made to LICENSOR on 1 April, 1 June, 1 August, 1 October, and 1 December of 1999. The parties agree that this budget may be revised by mutual written agreement between the parties based upon the reasonable requirements of the research project including the availability of funding from other sources.

4. The parties agree that Article 4.01.a of the LICENSE shall be amended to read: 4.01.a. LICENSEE shall sponsor the RESEARCH PROGRAM specified in
     Article 3 herein.

5. The parties agree that the budget in Exhibit B of the LICENSE shall be amended to read:

     EXHIBIT B: STATEMENT OF WORK
     BUDGET

     PRECLINICAL TRIALS WITH MICROENCAPSULATED ISLETS IN FIVE BABOONS

     *EQUIPMENT                                                   $      12,000
     Itemized costs
     1.     1 Stereomicroscope                                    $       2,500
     2.     Isolation Chamber and accessories                     $       2,500
     3.     Automatic Freezer                                     $       2,000
     4.     Equipment and Service Contracts                       $       5,000
     * For this phase, we may be able to rent the COBE cell separator as suggested by John Steel. We could also use most of the existing equipment whose maintenance costs and distilled water supply contract Microislet would pay for, as indicated on line item #4. Under these circumstances, only the three items of equipment requested would still be required.

     SUPPLIES                                                     $      23,750
     Itemized costs
     1.     Ficoll (5 kg)                                         $       7,000
     2.     Organ Preservation (UW-solution)                      $       1,500
     3.     Cell Isolation and Culture Media                      $       1,500
     4.     Preservatives (antioxidants, anticytokines, etc.)     $       1,000
     5.     Collagenase and DNase                                 $       2,500
     6.     Purified Alginate                                     $       3,500
     7.     Poly-L-Lysine and sodium citrate                      $       1,500
     8.     Accessories for encapsulation                         $       1,000
            (tubings, syringes, needles, test-tubes
            centrifuge tubes, etc)
     9.     Streptozotocin                                        $         750
     10.    Chemicals for analytical buffers                      $       2,000
     11.    Assay kits for glucose, insulin and C-peptide         $       1,500

     ANIMALS                                                      $      17,500
     Itemized costs
     1.     5 Diabetic Baboons (Transplant recipients)            $      15,500
            (cost and shipping)
     2.     20 Pigs (Pancreatic donors)                           $       2,000
            (cost and shipping)

     ANIMAL CARE                                                  $       4,200
     Itemized costs
     1.     Daily Care for 5 Baboons for 6 months                 $       1,000
     2.     Quarantine for 5 Baboons                              $       3,000
     3.     Per diem for 20 Pigs prior to sacrifice               $         200

     SURGERY COSTS                                                $      17,250
     (Breakdown of Surgery Costs per animal)
     1.     Operating room charges                                $       1,500
     2.     Medications                                           $         500
     3.     Sterile syringes and needles                          $         250
     4.     Tru cut needle for biopsy                             $         200
     5.     Sutures                                               $         150
     6.     IVfluids                                              $         100
     7.     Pump, head, tubing, adapters                          $         250
     8.     Sterile Supplies                                      $         500
     Total Surgery cost/animal                                    $       3,450

     PERSONNEL                                                    $      52,500
     Itemized costs
     1.     Principal Investigator (50% effort)                   $      50,000
     2.     Co-Investigator (Transplant Surgeon)                  $       2,500
            (@ $250/procedure and 2 procedures/animal)

     DIRECT COSTS                           $     127,200
     INDIRECT COST                          $      62,208
     (Institutional @ 54% direct cost, except on equipment)

                  TOTAL COSTS               $     189,408
                  -----------               -------------

6. The address for notices sent to LICENSOR specified in Article 15 shall be amended to read:

         Mr. John Steel
         President
         Microlslet Pharmaceuticals, Inc.
         10555 Science Center Drive, Suite B
         San Diego, CA 92121

All other terms and conditions of the LICENSE remain in force and unchanged by this Amendment.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed in duplicate as of the dates inscribed below.


LICENSOR

By:    /s/ Robert Taber
       ------------------------------
       Robert Taber
       Director, Office of Science and Technology
       Duke University

Date:      2/5/99
       --------------

[LICENSEE]

By:    /s/ John F. Steel
       ------------------------------
       Name:  John Steel
       Title:    President/CEO

       Date:      2/9
               -----------